Item 26. Exhibit (g) v. a.

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (“MassMutual”),
C.M. LIFE INSURANCE COMPANY (“CM Life”), and
MML BAY STATE LIFE INSURANCE COMPANY (“BayState”)
(hereinafter the “Ceding Company”)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY
(hereinafter the “Reinsurer”)

Effective December 31, 2016 (the “Amendment Effective Date”), the Ceding Company’s retention for the following _____ Blocks of Business, reinsured under the Agreements listed in the attached Exhibit, will be_____. There is no change to the Reinsurer’s_____. For applicable policies issued in_____, the Ceding Company’s retention will be_____. Notwithstanding the Ceding Company’s retention of_____, as applicable, on such _____Blocks of Business, the Ceding Company_____, the Blocks of Business. For clarity, it is understood that the retention _____ reinsured under the Agreements, it _____ to the Blocks of Business shown below.

Blocks of Business:

1.       _____

2.       _____

3.       _____

4.       _____

5.       _____

6.       Variable Universal Life II (issued from MassMutual_____)

The last of these Blocks of Business_____.

The Reinsurer has _____ business for some or all of the Blocks of Business in some or all of the following programs (the Agreements).

•	_____
•	_____
•	Auto Quota Share
•	_____
•	_____

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 29, 2016
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 29, 2016
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 29, 2016
Peter G Ferris
Vice President & Actuary

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SECURITY LIFE OF DENVER INSURANCE COMPANY (Signed by Hannover Life Reassurance Company of America by Power of Attorney)

By:	/s/ Jay Biehl	Date:	9/27/16

Print name:	Jay Biehl

Title:	SVP

SECURITY LIFE OF DENVER INSURANCE COMPANY (Signed by Hannover Life Reassurance Company of America by Power of Attorney)

By:	/s/ Joan M Paulter	Date:	9/27/2016

Print name:	Joan Paulter

Title:	VP

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Exhibit

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Code	Coins / YRT
_____
5/1/2001	VUL II	_____	_____	_____
_____